AGREEMENT

This Agreement is made as of the twenty-fifth day of February, 2003 between SuperiorClean, Inc., a Nevada corporation ("SuperiorClean") and Nevada Fund ("Fund") and
Aldo Rotondi or assigns ("Aldo").

1. SuperiorClean will sell 5,000,000 shares of common stock of SuperiorClean to Fund and Rotondi or assigns at a price of $0.03 per share for the following consideration:

     $150,000.00, payable as follows:

       1. $5,000 upon execution of the Letter of Intent,

       2. $5,000 upon execution of the definitive Agreement or after 30 days from the date of the signing of the Letter of Intent whichever is later,

       3. the remaining $140,000 will be payable in the form of a non interest bearing note from Nevada Fund due in 90 days from February 07, 2003, the note is extendible for a period of 60 days at the discretion of the maker. The amount of this note shall be reduced by any amount which may be set off under a note due Micah Gautier of even date herewith under the agreement referred to in paragraph 11.

The shares shall be divided between Fund and Aldo as mutually agreed.

2. Prior to closing, Aldo shall be elected to the Board of Directors of SuperiorClean to fill the vacancy created by Gautier's resignation. Thereafter, Aldo will be the sole director and officer of SuperiorClean.

3. This Agreement shall be governed by and construed and accordance with the laws of the State of Nevada, both substantive and remedial. This Agreement shall be enforceable in accordance with its terms and be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns, executors and administrators, but this Agreement and the respective rights and obligations of the parties hereunder shall not be assignable by any party hereto without the prior written consent of the other. This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof; supersedes all prior negotiations, letters and understandings relating to the subject matter hereof; and cannot be amended, supplemented or modified except by an instrument in writing signed by the party against whom enforcement of any such amendment, supplement or modification is sought. In the event of any litigation between the parties to this Agreement relating to, or arising out of, this Agreement, the prevailing party shall be entitled to an award of reasonable attorney's fees and costs, trial and appellate levels. The failure or finding of invalidity of any provision of this Agreement shall in no manner affect the right to enforce the other provisions of same, and the waiver by any party of any breach of any provision of this Agreement shall not be construed to be a waiver by such party of any subsequent breach of any other provision.

4.  Termination

This Agreement may be terminated only by the mutual written consent of the Parties hereto and may be extended only upon the mutual written consent of the Parties.

5.  Assignability

This Agreement shall not be assignable or transferable by either Party.

6.  Governing Laws

 The validity and interpretation of this Agreement shall be governed by and construed in accordance with the laws of the State of Nevada. The parties to this Agreement agree that any litigation arising out of the terms of this agreement shall be commenced in courts located in the State of Nevada, Clark County. All parties consent to the exclusive jurisdiction and venue of the federal and state courts located in Clark County with respect to any action arising under this Agreement.

7.  Amendment

This Agreement shall be amended only with the written consent of the Parties.

8.  Counterparts

This Agreement may be executed in multiple counterparts by original or facsimile signature, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

9.  Brokers' or Finders' Fees

Each Party shall indemnify and hold the other Party harmless from any claim for brokerage or finders' fees arising out the transactions contemplated hereby by any person claiming to have been engaged by either Party.

10. Expenses

Except as provided herein, each of Gautier and SuperiorClean, and their shareholders, respectively, shall bear its own expenses in connection with the preparation for the consummation of the transaction contemplated by this Agreement.

11.  Contemporaneous Closing

This Agreement shall close contemporaneously with that certain Agreement between SuperiorClean and Michah Gautier dated February 25, 2003 attached hereto as Schedule E with that certain Agreement between SuperiorClean. If those agreements do not close, no party to this Agreement shall close this Agreement until such closings occur or have any liability to the other party as a result thereof.

The foregoing Agreement is accepted, approved and agreed to by SuperiorClean, Inc. this 25th day of February, 2003.


SUPERIORCLEAN, INC.


By: /s/ Michah Gautier
    -------------------

Name: Michah Gautier

Title: President

The foregoing Agreement is accepted, approved and agreed to by Fund this 25th day of February, 2003.


Nevada Fund



By:  /s/ Stephen Brock
    -----------------------

Name:   Stephen Brock, President

The foregoing Agreement is accepted, approved and agreed to by Aldo this 25th day of February, 2003.


Aldo Rotondi



By:   /s/ Aldo Rotondi
     --------------------

Name:   Aldo Rotondi